                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Historical Financial Data of Anthem" in the Registration Statement (Form S-4) and related Prospectus of Anthem, Inc. for the registration of approximately 158,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 26, 2004, with respect to the consolidated financial statements and schedule of Anthem, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP

Indianapolis, Indiana
May 7, 2004